Exhibit 10.4

PURCHASE AGREEMENT

ASTERIAS BIOTHERAPEUTICS, INC.

1,000,000 BioTime Inc. Common Shares
with
1,000,000 Asterias Series B Common Stock Purchase Warrants

Total Purchase Price $2,500,000

READ THIS AGREEMENT CAREFULLY BEFORE YOU INVEST

The Asterias Common Stock Purchase Warrants (“Warrants”), and the shares of Asterias Series B Common Stock issuable upon the exercise of the Warrants (“Warrant Shares”) have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered for sale, sold, transferred, pledged or hypothecated to any person, and the Warrants may not be exercised, in the absence of an effective registration statement covering such securities (or an exemption from such registration) and an opinion of counsel satisfactory to Asterias Biotherapeutics, Inc. to the effect that such transfer complies with applicable securities laws.

PURCHASE AGREEMENT

This Agreement is entered into by Broadwood Partners, L.P. (“Purchaser”) and Asterias Biotherapeutics, Inc., a Delaware corporation (the “Company).

1.                    Purchase and Sale of Shares with Warrants.

(a)                 Purchaser hereby irrevocably agrees to purchase, and the Company hereby irrevocably agrees to sell to Purchaser, 1,000,000 common shares, no par value, of BioTime, Inc., (“Shares”) for a total purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000).  In addition to the Shares, Purchaser will receive warrants to purchase 1,000,000 shares of Series B Common Stock of the Company (“Warrants”).  The Warrants will entitle the holder to purchase, on the terms and conditions set forth in the Warrant Agreement governing the Warrant, shares of Series B Common Stock, par value $0.0001 of the Company (“Warrant Shares”) for $2.34 per Warrant Share (the “Warrant Price”), subject to adjustment as provided in the Warrant Agreement a copy of which is attached as Exhibit A (the “Warrant Agreement”).

2.                    Closing.  The consummation of the sale of the Shares with Warrants (“Closing”) will take place no later than the second business day after the Company delivers to Purchaser a countersigned signature page copy of this Agreement (the “Closing Date”).

(a)                 On the Closing Date, Purchaser shall purchase all 1,000,000 Shares with  1,000,000 Warrants and shall pay to the Company, by wire transfer to an account designated by the Company, the full purchase price of $2,500,000.  On the Closing Date, the Company will issue to the Purchaser the 1,000,000 Shares purchased and 1,000,000 Warrants.

(b)                 The issue of the Shares purchased may be, at the election of the Company, by book entry of such Shares purchased, in the name of the Purchaser, on the records of the transfer agent of the Shares or by a stock certificate in the name of the Purchaser for the number of Shares purchased.  The Warrants shall be sent to the Purchaser by next business day delivery service or certified mail within two business days after the Closing Date, along with a copy of the Warrant Agreement governing the Warrants executed by the Company.

(c)                 The Closing shall be subject to the following conditions:

(i)                 The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of the Closing, and the Company shall have complied in all material respects with its covenants required to have been performed as of the date of Closing; and

(ii)                No litigation or other proceeding of any kind to enjoin, delay, prohibit or restrict the consummation of the sale of the Shares with Warrants under this Agreement shall be pending, and there shall be no judgment, order or writ of any court or government authority in effect prohibiting or restricting the consummation of the of the sale of the Shares with Warrants under this Agreement.

3.                    Registration Rights.  Concurrently with the execution and delivery of this Agreement, Purchaser and the Company shall enter into a Registration Rights Agreement in the form of Exhibit B, pursuant to which the Company is agreeing to register the Warrants and the Warrant Shares under the Securities Act of 1933, as amended (the “Act”).

4.                    Lock-Up Agreement.  In order to induce the Company to enter into this Agreement and to sell to Purchaser the Shares with Warrants pursuant to this Agreement, Purchaser agrees that for a period of 275 days commencing on the Closing Date, Purchaser shall not, without the prior written consent of the Company or BioTime, (i) offer, sell, contract to sell, pledge or otherwise dispose of any of the Shares, or (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of any of the Shares, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by Purchaser or any affiliate of Purchaser or any person in privity with Purchaser or any affiliate of Purchaser.  The foregoing prohibition on the disposition of the Shares shall also prohibit the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establishing or increasing a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to, any of the Shares.  The foregoing restriction shall not apply to bona fide gifts of Shares approved by the Company or BioTime where each recipient of a gift of shares agrees in writing to be bound by the same restrictions in place for Purchaser pursuant to this Section 4 for the duration that such restrictions remain in effect at the time of transfer.  This Section 4 applies only to the Shares purchased by Purchaser pursuant to this Agreement and any other common shares of BioTime issued to Purchaser as a stock dividend or upon the split-up or reclassification of such Shares.

5.                    Representations and Warranties of the Company.  The Company makes the following representations and warranties for the benefit and reliance of Purchaser.  The following representations and warranties are true and correct on the date of this Agreement and as of the Closing Date, and are qualified accordingly.

(a)                 Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in California and in each other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business.

(b)                Authority; Enforceability.  The Company has the corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement, the Registration Rights Agreement, and the Warrant Agreement.  The execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement and the performance by the Company of its obligations under this Agreement, the Warrant Agreement, and the Registration Rights Agreement have been duly authorized by all necessary action on the part of the Board of Directors of the Company.  This Agreement, the Warrant Agreement and the Registration Rights Agreement are the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

(c)                 No Conflict.  The execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement, the consummation of the transactions contemplated hereunder and thereunder by the Company do not and will not violate any provisions of (i) any federal or state rule, regulation, statute, or law applicable to the Company or (ii) the terms of any order, writ, or decree of any federal or state court or judicial or regulatory authority or body by which the Company is bound, (iii) the certificate of incorporation or bylaws of the Company or (iv) any agreement, instrument or contract to which the Company is a party and which is material to the business of the Company.

(d)                Validity of the Warrants and Warrant Shares.  The Warrants, when delivered at Closing, will be the duly authorized and valid obligations of the Company, enforceable in accordance with the terms of the Warrant Agreement.  The Warrant Shares, when issued upon exercise of the Warrants, will be duly authorized and validly issued, fully paid, and nonassessable.

(e)                 Litigation.  There is no action, proceeding, or investigation pending which challenges the Company’s right to enter into this Agreement, or challenges any action taken or to be taken, by the Company in connection with this Agreement.

(f)                  Capitalization.  The authorized capital of the Company includes 75,000,000 shares of Series A Common Stock, 75,000,000 shares of Series B Common Stock, and 5,000,000 shares of Preferred Stock.  As of June 9, 2014, there were issued and outstanding: (i) 6,537,779 shares of Company Series A Common Stock, (ii) 24,161,040 shares of Series B Common Stock (including 200,000 shares of ‘restricted stock” under the Company’s Equity Incentive Plan); (iii) no shares of preferred stock issued or outstanding, (iv) 3,500,000 Warrants to purchase Series B Common Stock, and (v) options to purchase 3,873,749 shares of Series B Common Stock under the Company’s Equity Incentive Plan.

6.                    Investment Representations.  Purchaser represents and warrants to the Company that:

(a)                 Authority; Enforceability.  The Purchaser has the power and authority to execute and deliver, and to perform all of Purchaser’s obligations under, this Agreement and the Registration Rights Agreement.  This Agreement has been duly executed and delivered by Purchaser.  This Agreement is, and when executed by Purchaser and the Company the Registration Rights Agreement will be, the valid and binding agreements of the Purchaser, enforceable in accordance with their respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

(b)                 No Conflict.  The execution and delivery of this Agreement and the Registration Rights Agreement, and consummation of the transactions contemplated under this Agreement and under the Registration Rights Agreement, including the purchase of the Shares with Warrants, by the Purchaser do not and will not violate any provisions of (i) any rule, regulation, statute, or law applicable to the Purchaser, (ii) the terms of any order, writ, or decree of any court or judicial or regulatory authority or body by which the Purchaser is bound, or (iii) the certificate of incorporation, bylaws, or similar charter or governing documents of the Purchaser.

(c)                 Due Diligence.  Purchaser has made such investigation of the Company and BioTime, Inc. as Purchaser deemed appropriate for determining to acquire (and thereby make an investment in) the Shares and Warrants.  In making such investigation, Purchaser has had access to such financial and other information concerning the Company and BioTime as Purchaser requested.  Purchaser has received and read copies of the form of Warrant Agreement, including the form of the Warrant, and the form of Registration Rights Agreement.  Purchaser acknowledges and understands that the Company is an early stage venture with only a limited history of operations, and has received only limited capital.  Purchaser acknowledges receipt of, or has access to:  (i) the Company’s and BioTime’s respective Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the three months ended March 31, 2014, and each Current Report on Form 8-K filed by the Company and BioTime under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2014; (ii) a copy of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, and (iii) BioTime’s most recent prospectus filed under the Act with respect to Registration Statement No. 333-187710 (collectively, the “Disclosure Documents”).  Purchaser is relying on the information provided in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company.  Purchaser has not relied on any statement or representations inconsistent with those contained in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company.  Purchaser has had a reasonable opportunity to ask questions of and receive answers from the executive officers of the Company and BioTime, concerning the Company and BioTime, respectively, and to obtain additional information (including all exhibits listed in the Disclosure Documents), to the extent possessed or obtainable by the Company or BioTime without unreasonable effort or expense, necessary to verify the information in the Disclosure Documents.  All such questions have been answered to Purchaser’s satisfaction.

(d)                 Unregistered Offer and Sale.  Purchaser understands that the Warrants and Warrant Shares are being offered and sold without registration under the Act, or qualification under the California Corporate Securities Law of 1968, or under the laws of any other states of the United States in reliance upon the exemptions from such registration and qualification requirements.  Purchaser acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations and warranties made by Purchaser, and the information provided by Purchaser, in this Agreement,  Purchaser is making such representations, declarations and warranties, and is providing such information, with the intent that the same may be relied upon by the Company and its officers and directors in determining Purchaser’s suitability to acquire the Warrants.  Purchaser understands and acknowledges that no federal, state or other agency has reviewed or endorsed the offering of the Shares, Warrants, and Warrant Shares or made any finding or determination as to the fairness of the offering or sale of the Shares, Warrants and Warrant Shares, or the completeness of the information in the Disclosure Documents.

(e)                 Restrictions on Exercise and Transfer.  Purchaser understands that the Warrants and Warrant Shares may not be offered, sold, or transferred in any manner, and the Warrants may not be exercised, unless subsequently registered under the Act, or unless there is an exemption from such registration available for such offer, sale or transfer.

(f)                  Knowledge and Experience.  Purchaser (or if Purchaser is not a natural person, the officers and directors making the decision on behalf of Purchaser to purchase the Shares with Warrants) has such knowledge and experience in financial and business matters to enable Purchaser to utilize the information contained in the Disclosure Documents or otherwise made available to Purchaser to evaluate the merits and risks of an investment in the Shares, Warrants, and Warrant Shares, and to make an informed investment decision.

(g)                 Investment Intent.  Purchaser is acquiring the Warrants solely for Purchaser’s own account and for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Warrants or Warrant Shares other than pursuant to an effective registration statement under the Act or unless there is an exemption from such registration available for such offer, sale or transfer.

(h)                 Forward Looking Statements.  Matters discussed in the Disclosure Documents include matters that may be considered “forward looking” statements within the meaning of Section 27(a) of the Act and Section 21(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements Purchaser acknowledges and agrees are not guarantees of future performance and involve a number of risks and uncertainties.  Nothing contained in this Section 6(h) shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the statements and representations made in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company or on the Company’s representations and warranties contained in this Agreement.

(i)                   No Assurance of Return on Investment.  It has never been represented, guaranteed or warranted to Purchaser by the Company or BioTime or any officer, director, employee, or agent of the Company or BioTime, that Purchaser will realize any specific value, sale price, or profit as a result of acquiring the Shares, Warrants, or Warrant Shares.

7.                    Resale Restrictions on Warrants and Warrant Shares.

(a)                 Purchaser agrees that Purchaser will not sell, offer for sale, or transfer any of the Warrants or Warrant Shares unless those Warrants or Warrant Shares, as applicable, have been registered under the Act, or unless there is an exemption from such registration and an opinion of counsel reasonably acceptable to the Company has been rendered stating that such offer, sale, or transfer will not violate any United States federal or state securities laws.

(b)                The certificates evidencing the Warrants or Warrant Shares will contain a legend to the effect that transfer is prohibited except pursuant to registration under the Act, or pursuant to an available exemption from registration under the Act.

(c)                 The Company will refuse to register the transfer, and will issue instructions to the transfer agent and registrar of the Warrants and Warrant Shares to refuse to register the transfer, of any Warrants or Warrant Shares not made pursuant to registration under the Act or pursuant to an available exemption from registration under the Act.

8.                    Accredited Investor Qualification.  Purchaser qualifies as an “accredited investor” under Regulation D in the following manner.  (Please check or initial all that apply to verify that you qualify as an “accredited investor.”)

_____(a)            Purchaser is a natural person whose net worth, or joint net worth with spouse, at the date of purchase exceeds $1,000,000 (not including the value of Purchaser’s principal residence and excluding mortgage debt secured by Purchaser’s principal residence up to the estimated fair market value of the home, except that any mortgage debt incurred by Purchaser within 60 days prior to the date of this Agreement shall not be excluded from the determination of Purchaser’s net worth unless such mortgage debt was incurred to acquire the residence).

____(b)               Purchaser is a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in each of the past two calendar years, and who reasonably expects individual gross income exceeding $200,000 in the current calendar year.

____(c)                Purchaser is a natural person whose joint gross income with spouse exceeded $300,000 in each of the past two calendar years, and who reasonably expects joint gross income with spouse exceeding $300,000 in the current calendar year.

____(d)               Purchaser is a bank, savings and loan association, broker/dealer, insurance company, investment company, pension plan or other entity defined in Rule 501(a)(1) of Regulation D as promulgated under the Act by the Securities and Exchange Commission.

____(e)                Purchaser is a trust, and the trustee is a bank, savings and loan association, or other institutional investor as defined in Rule 501(a)(1) of Regulation D as promulgated under the Act by the Securities and Exchange Commission.

____(f)                 Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

____(g)               Purchaser is a trust, and the grantor (i) has the power to revoke the trust at any time and regain title to the trust assets; and (ii) meets the requirements of items (a) (b), or (c) above.

       x (h)              Purchaser is a tax-exempt organization described in Section 501(c) (3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares and Warrants with total assets in excess of $5,000,000.

____(i)                 The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares and Warrants, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and Warrants.

____(j)                 The Purchaser is an entity in which all of the equity owners meet the requirements of at least one of items (a) through (i) above.

9.                    Entities.  If Purchaser is a corporation, partnership, limited liability company, trust, private limited company, or other entity, Purchaser represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Shares and Warrants; (b) it has its principal place of business as set forth in Section 11; and (c) it has not been formed or reorganized for the specific purpose of acquiring Shares and Warrants.

10.                 Miscellaneous.

(a)                 Governing Law.  This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware, as such laws are applied to contracts by and among residents of Delaware, and which are to be performed wholly within Delaware.

(b)                 Amendment.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(c)                 Notices.  Any notice, demand or other communication that any party hereto may be required, or may elect, to give shall be sufficiently given when (i) delivered personally at such address, (ii) delivered to such address by air courier delivery service, or (iii) delivered by electronic mail (email) to such electronic mail address as may be specified under this Agreement.  The address for notice to the Company is: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025; Attention:  Robert W. Peabody, Chief Financial Officer; email: rpeabody@biotimemail.com.  The address for notice of Purchaser is shown in Section 11.  A party may change its address for notice by giving the other parties notice of a new address in the manner provided in this Agreement.

(d)                 Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.  Counterparts sent by electronic mail, facsimile, or other electronic means, including signatures thereon, shall be deemed originals.

(e)                 Parties.  Except as otherwise provided herein, the Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

(f)                  Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to its subject matter, and there are no representations, covenants or other agreements with respect to the subject matter of this Agreement except for those stated or referred to herein.

(g)                 No Assignment.  This Agreement is not transferable or assignable by Purchaser except as may be provided herein.

(h)                 Delays and Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such party, nor shall such delay or omission be construed to be a waiver of, or an acquiescence in, any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing, and shall be effective only to the extent specifically set forth in such writing.

(i)                   Expenses.  Each party shall bear their own expenses incurred on their behalf with respect to this Agreement and to the transactions contemplated by this Agreement.

(j)                   No Brokers or Finders Fees.  The Company and Purchaser warrant to each other that no person is entitled to receive any fee, commission, or other compensation as a broker, finder, or otherwise, in connection with the execution and delivery of this Agreement or the issue and sale of the Shares or Warrants.

(k)                 Titles and Subtitles.  The titles or headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(l)                  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded; the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

11.                 Investor Information.

Name:	Broadwood Partners, L.P.

Address:	c/o Broadwood Capital, Inc.

724 Fifth Avenue, 9th Floor, New York, NY 10019

email:

Social Security or U.S. Taxpayer Identification Number:

State of Residence or Principal Place of Business:	Delaware

Country of Residence if other than United States:

Information from Corporations, Partnerships, Limited Liability Companies, Trusts, or Other Entity Investors:

Date of Formation:	1/1/89

Name and title of person authorized to bind the entity:	Neal C. Bradsher, President of the General Partner

IN WITNESS WHEREOF, the undersigned has entered into this Agreement and hereby agrees to purchase Shares with Warrants for the price stated above and upon the terms and conditions set forth herein.  The undersigned hereby agrees to all of the terms of the Warrant Agreement and Registration Rights Agreement and agrees to be bound by the terms and conditions thereof.

Dated:  June 12, 2014

Broadwood Partners, L.P.

By:	Broadwood Capital, Inc.
General Partner

	By:	s/Neal C. Bradsher

	Title:	President

ACCEPTANCE BY COMPANY

The Company hereby agrees to sell to the Purchaser the Shares with Warrants referenced in this Agreement in reliance upon all the representations, warranties, terms and conditions contained in this Agreement.

IN WITNESS WHEREOF, the undersigned, on behalf of the Company, has executed this acceptance as of the date set forth below.

Dated: June 13, 2014	ASTERIAS BIOTHERAPEUTICS, INC.

	By:	s/Pedro Lichtinger

	Title:	President and CEO